Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

November 1, 2021

The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the quarterly report on Form 10-Q of Sun Country Airlines Holdings, Inc. ("Sun Country") for the quarterly period ended September 30, 2021 (the "Report").

Each of the undersigned, the Chief Executive Officer and the President and Chief Financial Officer, respectively, of Sun Country, hereby certifies that, as of the end of the period covered by the Report:

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sun Country.

/s/ Jude Bricker
Jude Bricker
Chief Executive Officer

/s/ Dave Davis
Dave Davis
President and Chief Financial Officer